UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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Parametric Sound Corporation
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Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-6 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

On December 3, 2013, Mr. Ken Potashner, Executive Chairman of Parametric Sound Corporation (“Parametric”), and Juergen Stark, CEO of VTB Holdings, Inc. (“Turtle Beach”), made a joint presentation describing certain business, financial and other matters pertaining to Parametric, Turtle Beach and the pending merger contemplated by the Agreement and Plan of Merger (“Merger Agreement”) dated August 5, 2013, by and among Parametric, Turtle Beach and Paris Acquisition Corp., a wholly-owned subsidiary of Parametric. As previously announced by press release on December 3, 2013 the presentation was webcast.

Below is a transcript of the webcast presentation:

Operator:	Good day Ladies and gentlemen, and welcome to Parametric Sound Update conference call.

At this time, all participants are in a listen only mode. If anyone should require operator assistance during the conference call, please press star then zero on your touchtone telephone. As a reminder, this conference call is being recorded.

I would now like to turn the conference over to Mr. David Mossberg, Investor Relations representative. Sir, you may begin.

David Mossberg:	Thank you Sihed. Good afternoon everyone and thank you for joining us today. We are very pleased you could join us to learn more about the merger between Parametric Sound and Turtle Beach.

Before the market today, Parametric Sound filed a definitive proxy statement with the Security and Exchange Commission, which provides additional details regarding the pending merger. Shareholders of Parametric Sound are urged to read all of the relevant documents filed with SEC including the definitive proxy statement as it contains important information about the proposed transaction.

I must point out that during today's call we will be making projections and other forward-looking statements, which are based on our current beliefs and expectations. Please be aware that these statements are subject to certain risks and uncertainties. We advise you to consult Parametric Sound’s filings with the SEC for additional information.

In addition, this communication may be deemed to be solicitation in respect to the proposed merger of Parametric Sound and Turtle Beach. The Directors and the Executive Officers of Parametric Sound and Turtle Beach may be deemed to be participants in this solicitation of proxies in respect of this proposed transaction. There will be no a question-and-answer session following management’s remarks.

I will now turn the call over to Ken Potashner, Executive Chairman of Parametric Sound.

Ken Potashner:	Thank you, David, and thank you to everyone for joining our conference call today. Today we would like to announce that we’ve successfully filed our definitive proxy and will be holding our shareholder meeting pursuing approval for the merger with Turtle Beach on December 27th.

It’s important that all shareholders vote so we encourage you to get your proxies in as you receive them or you're welcome to attend in person at our shareholder meeting in Poway, California. I also wanted to bring everyone’s attention to the fact that we’ve recently attended an investor conference in Dallas where the company provided updates and reinforced the strategic rationale for the transaction. I encourage you all to listen to that webcast. In addition, we will also be presenting with further updates at the Wedbush Conference in New York next week.

We continue to execute on our strategy at Parametric and we are also very pleased with Turtle Beach’s positive progress. We continue to receive strong strategic interest in our technology and have recently announced a new co-development relationship with Delos for wellness applications. On the commercial side, our pilot projects continue to evolve in a very positive fashion and for those of you in the Dallas Fort Worth area you can now experience our technology in our first Radio Shack test case.

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On the HHI side, our FDA submission is complete and we are awaiting a response to our application. We also continue to provide benefit to our initial set of beta testers using our technology in their homes. We also have begun adding integration and distribution partners that will support the scaling of our commercial business and we are also in active discussions with Asian manufacturing entities to provide capacity beyond our California based capabilities.

We have successfully raised the capital associated with the financing requirement, closing requirement and have made the appropriate filings associated with that. At this point, I’m going to hand the call over to Juergen Stark, CEO of Turtle Beach, to update us on Turtle Beach and provide comments on the merger.

Juergen Stark:	Thanks Ken. Boy, it’s nice to have the final proxy filing behind us. An incredible amount of work has been completed to get us to this point and I am delighted to now be moving to the shareholder vote and to closing our transaction.

Of course, all of this is happening during the busiest period of the year for our core headset business. Holiday shopping is in full swing. Sony and Microsoft have both launched their new consoles. Both new console launches are posting unit sales numbers of over 1 million units in the first 24 hours, which far exceed prior launches.

As the entire industry has watched to see how these launches would go, in an era of many more entertainment choices than the last round of launches seven or eight years ago, it was very encouraging to see the early success. And we feel it’s a good signal for the console gaming industry in the coming years, particularly in a macro retail environment that appears to remain somewhat sluggish for the news results for the past few days.

At Turtle Beach, we continue to focus on the fundamentals, the right products, good quality, strong retail relationships, industry-leading partnerships, and an excellent team driving the execution in detailed day-to-day decisions to manage 2013 and to prepare us for 2014. We remain very positive in these fundamentals and about the prospects for 2014 in our core headset business.

In a call we did a few weeks ago I summarized several key points on interpreting the Turtle Beach financials in the proxy. These apply to the definitive proxy filing from this morning, which now shows nine months of 2013 actuals.

Specifically the seasonality of our business, the impact of the console transition, the proactive steps we’ve taken to manage inventory and expand staff and infrastructure, the investments we’ve made to enter new product categories like our new iSeries Media headsets, and the Microsoft delay in Xbox One headset software and hardware.

These are well covered in the proxy write up and are very important context for understanding year-over-year trends as well as the nine months of 2013 financials ahead of the quarter that produces a large portion of our annual sales and profits. In the prior call, I also laid out our internal aspiration to become a $1 billion audio technology company and we posted an investor document that outlines our view of the key growth drivers to get there.

As a quick summary, we expect next year will be about strong growth in console gaming headsets driven by the post console transition rebound. We also expect to make progress ramp in Parametric’s commercial business, aka the audio for retail displays and the other business uses of HyperSound.

While we are developing the first products to help people with hearing impairments better hear their TV programs, we refer to this segment as the healthcare products. In 2015, we expect continued growth in core headsets and Parametric’s commercial business and the start of meaningful revenues from the Parametric healthcare products. I continue to be very excited about the potential in this area.

Further out we expect our gaming headset business to broaden into headsets for all forms of entertainment like we’ve now started with our iSeries headsets in Apple stores and we expect continued growth from all segments of the Parametric products including mass market consumer products in the out years. All of this with a continued focus on innovation and technology advantages that differentiate our products and an eye to adding new audio technology segments over time to meet our $1 billion aspiration.

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As we reach the final stage of the merger, I remain very excited about the prospects for the merged companies. As we’ve stated in prior calls and presentations we are combining an industry leader in technology driven audio products, Turtle Beach, with a very disruptive and innovative new way to deliver audio, Parametric’s HyperSound.

Our capabilities to commercialize and sell audio technology are well demonstrated by our success in gaming headsets and we will leverage these capabilities to continue to deliver innovative, high quality audio products in consumer, commercial, and healthcare segments.

With that, I’ll turn it back over to Ken.

Ken Potashner:	Thank you, Juergen, and I wanted to again thank everyone for joining the brief call today and we will clearly keep everyone posted on our progress as we move towards finalizing the merger at the end of December. Thank you very much.

Operator: Ladies and gentlemen, thank you for participating in today’s conference. This concludes our program for today. You may all disconnect and have a wonderful day.

END

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Cautionary Note on Forward-Looking Statements

Certain statements made in this transcript may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events including, without limitation, revenue goals and performance expectations of Turtle Beach and the combined company for 2013 and beyond; and management’s expectations regarding progress, customer interest and other developments across its business sectors and statements about the proposed transaction between Parametric and Turtle Beach, the terms, timing, conditions to and anticipated completion of the proposed transaction, the expected ownership of the combined company and the composition of the combined company´s management team, the potential benefits of the proposed transaction to the Parametric and Turtle Beach stockholders, Turtle Beach’s and the combined company´s plans, objectives, expectations and intentions with respect to future operations, technology and products, the anticipated financial position, operating results and growth prospects of Turtle Beach and of the combined company and other statements that are not historical in nature.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Parametric’s and the combined company´s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others: the failure of the Parametric stockholders to approve the transaction, the failure of NASDAQ to authorize the continued listing of Parametric’s shares following the transaction; the risk that Turtle Beach’s operating results at closing will be lower than currently anticipated or the failure of either party to meet other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of Parametric and Turtle Beach may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; general business and economic conditions; the combined company´s possible need for and ability to obtain additional financing; the difficulty of developing audio products, obtaining any required approvals and achieving market acceptance; the marketing success of Parametric’s and the combined company´s licensees or sub licensees, if any. More detailed information on these and additional factors that could affect Parametric’s actual results are described in Parametric’s filings with the Securities and Exchange Commission, including the definitive proxy statement and the most recent Annual Report on Form 10-K.

All forward-looking statements in this transcript speak only as of the date of the conference call and are based on current beliefs and expectations. Parametric undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information for Investors and Stockholders

This material is not a substitute for the definitive proxy statement that Parametric filed with the SEC on December 3, 2013 related to the proposed merger. Investors and security holders are urged to read the definitive proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement is in the process of being sent to the stockholders of Parametric.

Investors and security holders may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150, Extension 509. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parametricsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in the definitive proxy statement related to the proposed merger, which was filed with the SEC on December 3, 2013. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement (including any amendments or supplements).

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